Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Dr. Kang Sun, Chief Executive Officer of Amprius Technologies, Inc. (the “Company”), do hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

1.The Quarterly Report on Form 10-Q of the Company for the fiscal quarter ended September 30, 2022, as filed with the Securities and Exchange Commission, (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.The information contained in the Report fairly presents, in all material respects, the financial condition, and results of operations of the Company.

Date:	November 14, 2022

Amprius Technologies, Inc.:

/s/ Dr. Kang Sun
Dr. Kang Sun
Chief Executive Officer
(Principal Executive Officer)